UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 Current Report


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):

                                January 21, 2005



                     MEDICAL STAFFING NETWORK HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                      1-31299               65-0865171
       ----------------          -----------------------  -------------------
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
        incorporation)                                     Identification No.)


            901 Yamato Road, Suite 110, Boca Raton, FL 33431
                (Address of principal executive offices)


        Registrant's telephone number, including area code: 561-322-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

(b) As of January 21, 2005, Scott F. Hilinski resigned as a member of the Board of Directors of Medical Staffing Network Holdings, Inc. ( the "Company"). Mr. Hilinski did not resign as a result of any disagreement with the Company.

(d) On January 21, 2005, the Board of Directors of the Company elected David Wester to the Board of Directors of the Company. Mr. Wester will join the Board of Directors effective as of January 21, 2005. Mr. Wester currently serves as the President of VITAS Healthcare Corporation. The Board of Directors has determined that Mr. Wester is an independent director within the meaning of NYSE Rule 303A. Mr. Wester has also been elected to the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors. There were no arrangements or understandings between Mr. Wester and any other person pursuant to which he was selected as a director, and there are and have been no transactions, either since the beginning of the Company's last fiscal year or that are currently proposed, regarding Mr. Wester that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

               (a) Not Applicable.

               (b) Not Applicable.

               (c) Exhibits:

                    99.1   Press Release dated January 21, 2005





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  January 21, 2005             MEDICAL STAFFING NETWORK HOLDINGS, INC.



                                    By: /s/ Larry McPherson
                                    ---------------------------
                                        Larry McPherson
                                        Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.       Description
----------        -----------
99.1              Press Release dated January 21, 2005.